UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2011

First Robinson Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12969	36-4145294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 East Main Street, Robinson, Illinois		62454
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	618-544-8621

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2011, in connection with its participation in the Small Business Lending Fund (“SBLF”) program of the United States Department of the Treasury (“Treasury”), First Robinson Financial Corporation (the “Company”), the parent company of First Robinson Savings Bank, National Association (the “Bank”) entered into a Small Business Lending Fund-Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury, pursuant to which the Company sold 4,900 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “SBLF Preferred Stock”) to the Secretary of the Treasury for a purchase price of $4,900,000.  The SBLF program is a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small business by providing capital to qualified community banks with assets of less than $10 billion. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The SBLF Preferred Stock was issued under a Certificate of Designations to the Company’s Certificate of Incorporation described in Item 5.03 below (the “Certificate of Designations”).

The SBLF Preferred Stock qualifies as Tier 1 capital.  The holders of SBLF Preferred Stock are entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011. The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first 10 quarters during which the SBLF Preferred Stock is outstanding, based upon changes in the amount of “Qualified Small Business Lending” or “QSBL” (as defined in the Certificate of Designations) by the Bank.  Based upon the increase in the Bank’s amount of QSBL over the baseline amount calculated under the terms of the Certificate of Designations, the dividend rate for the initial dividend period has been set at one percent (1%).  For the second through ninth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the change in the Bank’s amount of QSBL.  If the amount of the Bank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline amount is less than 10%, then the dividend rate payable on the SBLF Preferred Stock would increase. For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline.  After four and one half years from issuance, the dividend rate will increase to 9% (including a quarterly lending incentive fee of one half of one percent (0.5%)).

The holders of the SBLF Preferred Stock have the right to vote as a separate class on certain matters relating to the rights of holders of SBLF Preferred Stock and on certain corporate transactions.  Except with respect to such matters, holders of the SBLF Preferred Stock do not have voting rights.  In the event that the Company misses five dividend payments, whether or not consecutive, the holders of the SBLF Preferred Stock will have the right, but not the obligation, to appoint a representative as a non-voting observer on the Company’s Board of Directors.

The SBLF Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus unpaid dividends to the date of redemption for the current period (regardless of whether any dividends are actually declared for that current period), subject to the approval of the Company’s federal banking regulator.

The SBLF Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company has agreed to register the SBLF Preferred Stock under the Securities Act pursuant to certain circumstances set forth in Annex E to the Purchase Agreement.  The SBLF Preferred Stock is not subject to any restrictions on transfer.

The above discussion is a summary only, and is qualified in all respects by the specific terms of the Purchase Agreement and the Certificate of Designations.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02. The issuance and sale of the SBLF Preferred Stock was exempt from registration pursuant to Section 4(2) of the Securities Act.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03.	Material Modification to Rights of Security Holders.

The terms of the SBLF Preferred Stock impose limits on the ability of the Company to pay dividends and redeem or repurchase shares of common stock. Under the terms of the SBLF Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the SBLF Preferred Stock or on the Company’s common stock during the applicable quarter and for the next three quarters following the failure to declare and pay dividends on the SBLF Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

In addition, under the terms of the SBLF Preferred Stock, the Company may only declare and pay a dividend on the common stock , or repurchase or redeem shares of the common stock, if, after giving effect to such dividend repurchase or redemptions, the amount of the Company’s Tier 1 capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Certificate of Designations relating to the SBLF Preferred Stock, less any subsequent net loan charge-offs and any redemption of the SBLF Preferred Stock (the “Tier 1 Dividend Threshold”). The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2011, the Company filed a Certificate of Designations with the State of Delaware effective on such date for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the SBLF Preferred Stock. The SBLF Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein. The Form of Stock Certificate for the SBLF Preferred Stock is attached as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Designations for the SBLF Senior Non-Cumulative Perpetual Preferred Stock, Series A

4.1	Form of Certificate for the SBLF Senior Non-Cumulative Perpetual Preferred Stock, Series A

10.1
Small Business Lending Fund-Securities Purchase Agreement, dated August 23, 2011, between First Robinson Financial Corporation and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Senior Non-Cumulative Perpetual Preferred Stock, Series A, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Robinson Financial Corporation

August 23, 2011	By:	/s/ Rick L. Catt

Name: Rick L. Catt
Title: President and Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description
3.1	Certificate of Designations for the SBLF Senior Non-Cumulative Perpetual Preferred Stock, Series A

4.1	Form of Certificate for the SBLF Senior Non-Cumulative Perpetual Preferred Stock, Series A

10.1
Small Business Lending Fund-Securities Purchase Agreement, dated August 23, 2011, between First Robinson Financial Corporation and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Senior Non-Cumulative Perpetual Preferred Stock, Series A, as amended.